Exhibit 99.1

CINCINNATI BELL SHAREHOLDERS OVERWHELMINGLY APPROVE ACQUISITION BY MACQUARIE INFRASTRUCTURE PARTNERS

Cincinnati, OH, May 7, 2020 – Cincinnati Bell Inc. (NYSE:CBB) (“Cincinnati Bell”), today announced its shareholders approved all proposals related to its agreement to be acquired by a controlled subsidiary of Macquarie Infrastructure Partners (“MIP”).

At a virtual special meeting held today, the proposal to adopt the merger agreement was approved by more than two-thirds (or 75.35%) of shares outstanding, and more than 99% of the votes cast. The nonbinding, advisory proposal to approve the compensation that may be paid or become payable to Cincinnati Bell’s named executive officers in connection with, or following, the consummation of the merger was approved by more than 97% of votes cast. The report of voting results will be made available under the Company’s profile on EDGAR at www.sec.gov.

Lynn A. Wentworth, Chairman of the Cincinnati Bell Board of Directors, said, “Today’s favorable vote supports our view that the acquisition by MIP is in the best interest of our shareholders and our company, and represents maximum value. We look forward to completing the remaining necessary conditions to finalize this transaction.”

Upon the closing of the transaction, each issued and outstanding share of Cincinnati Bell common stock will be converted into the right to receive $15.50 in cash in a transaction valued at approximately $2.9 billion, including debt. The transaction is subject to certain customary closing conditions and is expected to close in the first half of 2021. The terms and conditions of the transaction are further described in an 8-K Cincinnati Bell filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 13, 2020 and the Definitive Proxy Statement filed with the SEC on March 25, 2020 (the “Proxy Statement”).

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (NYSE: CBB) delivers integrated communications solutions to residential and business customers over its fiber-optic and copper networks including high-speed internet, video, voice and data. Cincinnati Bell provides service in areas of Ohio, Kentucky, Indiana and Hawaii. In addition, enterprise customers across the United States and Canada rely on CBTS and OnX, wholly owned subsidiaries, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com. The information on Cincinnati Bell’s website is not incorporated by reference in this press release.

For more information, please contact:

Media – Cincinnati Bell: Josh Pichler Senior Manager, Communications and Media Tel: (513) 565-0310 Email: Josh.Pichler@cinbell.com	Investors – Cincinnati Bell: Josh Duckworth Vice President of Treasury, Corporate Finance and Investor Relations Tel: (513) 397-2292 Email: Joshua.Duckworth@cinbell.com

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Cincinnati Bell to pay a termination fee or other expenses; (iv) the effect of the announcement or pendency of the merger on Cincinnati Bell’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from Cincinnati Bell’s ongoing business operations; (vi) the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability; (vii) risks related to the recent outbreak of COVID-19 (more commonly known as the Coronavirus), including the risk that the receipt of certain approvals required to consummate the proposed merger may be delayed; and (viii) (A) those discussed in Cincinnati Bell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A, and (B) those discussed in other documents Cincinnati Bell filed with the SEC. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no, and expressly disclaims any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.